UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Motive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2834515
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12515 Research Boulevard, Building 5, Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-111030

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share (the “Common Stock”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-111030) (the “Registration Statement”) filed with the Securities and Exchange Commission on December 9, 2003, as amended, is, and the description under the heading “Description of Capital Stock” relating to the Common Stock in the Registrant’s final Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange Commission:

1.	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement

2.	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective at the closing of the Registrant’s initial public offering, incorporated by reference to Exhibit 3.2 of the Registration Statement

3.	Form of Amended and Restated Bylaws of the Registrant to be effective at the closing of the Registrant’s initial public offering, incorporated by reference to Exhibit 3.4 of the Registration Statement

4.	Seventh Amended and Restated Investors’ Rights Agreement, dated as of December 2, 2003, incorporated by reference to Exhibit 4.2 of the Registration Statement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 9, 2004	MOTIVE, INC. (Registrant)

	By:	/s/ Paul M. Baker
Name: Paul M. Baker Title: Chief Financial Officer

EXHIBIT INDEX

The following exhibits have been filed with the Securities and Exchange Commission:

1.	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement

2.	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective at the closing of the Registrant’s initial public offering, incorporated by reference to Exhibit 3.2 of the Registration Statement

3.	Form of Amended and Restated Bylaws of the Registrant to be effective at the closing of the Registrant’s initial public offering, incorporated by reference to Exhibit 3.4 of the Registration Statement

4.	Seventh Amended and Restated Investors’ Rights Agreement, dated as of December 2, 2003, incorporated by reference to Exhibit 4.2 of the Registration Statement

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